Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports Fourth Quarter and Annual Results

HOUSTON, TX, March 2, 2017 - Stage Stores, Inc. (NYSE: SSI) today reported results for the fourth quarter and fiscal year ended January 28, 2017, and provided guidance for fiscal year 2017. For the fourth quarter, comparable sales decreased 8.5%, net loss was $6.8 million, or a $0.25 loss per diluted share and, on an adjusted basis, fourth quarter net income was $5.7 million, or $0.20 per diluted share.

Michael Glazer, President and Chief Executive Officer commented, “Our fourth quarter adjusted earnings reflect continued challenges in our oil impacted and border states, as well as the overall soft retail environment. Weak traffic led to heightened promotional activity and gross margin pressure in the quarter, yet we are pleased to end 2016 with inventory levels that are 6% lower than last year. In addition, our direct-to-consumer business grew at a double digit rate as we enhanced our customers’ online experience.”

Mr. Glazer continued, “As we look ahead to 2017, we expect external headwinds and customer behavior changes to persist. We will take steps to drive improved performance by focusing on sales in key merchandise categories, creating an exceptional customer experience in our stores and online, and raising the level of engagement with customers through our marketing. We generated positive free cash flow in 2016 and expect to deliver positive free cash flow again in 2017 by reducing capital expenditures, managing expenses prudently, and improving working capital.”

Fourth Quarter and 2016 Results
For the fourth quarter, comparable sales decreased 8.5%. Total sales decreased 9.6% to $454.4 million, as compared to $502.6 million in the fourth quarter of the prior year. Net loss was $6.8 million, or $0.25 per diluted share, versus net income of $21.0 million, or $0.71 per diluted share, in the fourth quarter of the prior year. On an adjusted basis, fourth quarter net income was $5.7 million, or $0.20 per diluted share, as compared to adjusted net income of $26.8 million, or $0.91 per diluted share, in the fourth quarter of the prior year.

For fiscal 2016, comparable sales decreased 8.8%. Total sales decreased 10.1% to $1,442.7 million, as compared to $1,604.4 million for the prior year. Net loss was $37.9 million, or $1.40 per diluted share, versus net income of $3.8 million, or $0.12 per diluted share, for the prior year. On an adjusted basis, 2016 net loss was $24.1 million, or a $0.89 per diluted share, as compared to adjusted net income of $16.2 million, or $0.51 per diluted share, for the prior year.

Adjusted results for fiscal years 2016 and 2015 and the fourth quarters of those years exclude charges related to the consolidation of the Company’s corporate headquarters, severance associated with workforce reductions, strategic store closures and impairments, including a non-cash $11.7 million net of tax impairment in the fourth quarter of 2016. The adjustments, after tax, totaled approximately $12.5 million ($0.44 per diluted share) and $5.9 million ($0.20 per diluted share) for the fourth quarters of fiscal 2016 and 2015, respectively. The adjustments, after tax, totaled approximately $13.8 million ($0.51 per diluted share) and $12.4 million ($0.39 per diluted share) for fiscal years 2016 and 2015, respectively.

The Company did not open any stores and closed 37 stores during 2016.

2017 Guidance
The Company expects sales to be in a range of $1,330 to $1,385 million, assuming comparable sales in a range of -4% to -8%. Total sales include the impact of a 53rd week, while comparable sales reflect a 52-week period.

Loss per diluted share is expected to be between $0.95 and $1.55. Weighted average shares for the year are expected to be approximately 27.5 million. The effective tax rate is projected to be between 32% and 35%.

Free cash flow (defined as net cash provided by operating activities less capital expenditures) is expected to be positive within the Company’s provided guidance range.

Capital expenditures in 2017, net of construction allowances from landlords, are expected to be in the range of $35 to $40 million, compared to $67 million in 2016.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, March 17, 2017.

About Stage Stores
Stage Stores operates 798 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 28, 2017		January 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$454,443	100.0%	$502,629	100.0%
Cost of sales and related buying, occupancy and distribution expenses	365,538	80.4%	361,678	72.0%
Gross profit	88,905	19.6%	140,951	28.0%
Selling, general and administrative expenses	95,988	21.1%	106,075	21.1%
Interest expense	1,435	0.3%	982	0.2%
Income (loss) before income tax	(8,518)	(1.9)%	33,894	6.7%
Income tax expense (benefit)	(1,674)	(0.4)%	12,909	2.6%
Net income (loss)	$(6,844)	(1.5)%	$20,985	4.2%

Basic earnings (loss) per share data:
Basic earnings (loss) per share	$(0.25)		$0.72
Basic weighted average shares outstanding	27,163		28,828

Diluted earnings (loss) per share data:
Diluted earnings (loss) per share	$(0.25)		$0.71
Diluted weighted average shares outstanding	27,163		28,848

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	January 28, 2017		January 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$1,442,718	100.0%	$1,604,433	100.0%
Cost of sales and related buying, occupancy and distribution expenses	1,144,666	79.3%	1,208,002	75.3%
Gross profit	298,052	20.7%	396,431	24.7%
Selling, general and administrative expenses	356,064	24.7%	387,859	24.2%
Interest expense	5,051	0.4%	2,977	0.2%
Income (loss) before income tax	(63,063)	(4.4)%	5,595	0.3%
Income tax expense (benefit)	(25,166)	(1.7)%	1,815	0.1%
Net income (loss)	$(37,897)	(2.6)%	$3,780	0.2%

Basic earnings (loss) per share data:
Basic earnings (loss) per share	$(1.40)		$0.12
Basic weighted average shares outstanding	27,090		31,145

Diluted earnings (loss) per share data:
Diluted earnings (loss) per share	$(1.40)		$0.12
Diluted weighted average shares outstanding	27,090		31,188

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	January 28, 2017	January 30, 2016
ASSETS
Cash and cash equivalents	$13,803	$16,487
Merchandise inventories, net	409,384	435,996
Prepaid expenses and other current assets	41,574	48,279
Total current assets	464,761	500,762

Property, equipment and leasehold improvements, net	284,110	311,717
Intangible assets	15,235	15,235
Other non-current assets, net	22,883	20,385
Total assets	$786,989	$848,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$101,985	$84,019
Accrued expenses and other current liabilities	66,685	71,863
Total current liabilities	168,670	155,882

Long-term debt obligations	163,749	162,876
Other long-term liabilities	74,410	99,588
Total liabilities	406,829	418,346

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,340 and 32,030 shares issued, respectively	323	320
Additional paid-in capital	410,504	406,034
Less treasury stock - at cost, 5,175 shares, respectively	(43,286)	(43,068)
Accumulated other comprehensive loss	(5,648)	(6,353)
Retained earnings	18,267	72,820
Total stockholders' equity	380,160	429,753
Total liabilities and stockholders' equity	$786,989	$848,099

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended
	January 28, 2017	January 30, 2016
Cash flows from operating activities:
Net income (loss)	$(37,897)	$3,780
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	91,656	77,599
Loss on retirements of property, equipment and leasehold improvements	296	719
Deferred income taxes	(20,224)	(2,330)
Tax (deficiency) benefit from stock-based compensation	(4,565)	409
Stock-based compensation expense	9,461	12,394
Amortization of debt issuance costs	229	218
Excess tax benefits from stock-based compensation	—	(945)
Deferred compensation obligation	218	881
Amortization of employee benefit related costs	897	1,522
Construction allowances from landlords	7,079	3,444
Other changes in operating assets and liabilities:
Decrease in merchandise inventories	26,612	5,456
Decrease in other assets	754	1,551
Increase (decrease) in accounts payable and other liabilities	9,768	(64,398)
Net cash provided by operating activities	84,284	40,300

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(74,257)	(90,695)
Proceeds from disposal of assets	1,179	43
Addition to intangible asset	—	(325)
Net cash used in investing activities	(73,078)	(90,977)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	512,873	575,570
Payments of revolving credit facility borrowings	(510,011)	(460,640)
Proceeds from long-term debt obligation	5,830	—
Payments of long-term debt obligations	(4,252)	(1,714)
Payments of debt issuance costs	(815)	—
Repurchases of common stock	—	(41,587)
Payments for stock related compensation	(859)	(4,465)
Proceeds from issuance of stock awards	—	543
Excess tax benefits from stock-based compensation	—	945
Cash dividends paid	(16,656)	(18,653)
Net cash provided by (used in) financing activities	(13,890)	49,999
Net increase in cash and cash equivalents	(2,684)	(678)

Cash and cash equivalents:
Beginning of period	16,487	17,165
End of period	$13,803	$16,487

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net income (loss) (GAAP)	$(6,844)	$20,985	$(37,897)	$3,780
Consolidation of corporate headquarters (pretax)	—	1,597	110	3,538
Severance charges associated with workforce reduction and pension settlement (pretax)	839	2,633	1,632	2,633
Store closures, impairments and other strategic initiatives (pretax)	19,861	3,351	21,256	12,186
Income tax impact	(8,189)	(1,731)	(9,179)	(5,955)
Adjusted net income (loss) (non-GAAP)	$5,667	$26,835	$(24,078)	$16,182

Diluted earnings (loss) per share (GAAP)	$(0.25)	$0.71	$(1.40)	$0.12
Consolidation of corporate headquarters (pretax)	—	0.06	—	0.11
Severance charges associated with workforce reduction and pension settlement (pretax)	0.03	0.09	0.06	0.08
Store closures, impairments and other strategic initiatives (pretax)	0.70	0.11	0.78	0.39
Income tax impact	(0.29)	(0.06)	(0.33)	(0.19)
Adjusted diluted earnings (loss) per share (non-GAAP)(a)	$0.20	$0.91	$(0.89)	$0.51

(a) Adjusted diluted earnings per share for the three months ended January 28, 2017, reflect a $0.01 adjustment attributable to the weighted average shares outstanding used in the computations for a GAAP net loss and non-GAAP net income. GAAP diluted loss per share excludes the effect of potentially dilutive shares due to a net loss for the period, whereas adjusted diluted earnings per share includes the effect of dilutive shares due to adjusted net income for the period.

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended
	January 28, 2017		January 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)
Gross profit (GAAP)	$88,905	19.6%	$140,951	28.0%
Store impairments	19,353	4.3%	1,929	0.4%
Adjusted gross profit (non-GAAP)	$108,258	23.8%	$142,880	28.4%

	Twelve Months Ended
	January 28, 2017		January 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)
Gross profit (GAAP)	$298,052	20.7%	$396,431	24.7%
Store impairments	19,584	1.4%	10,580	0.7%
Adjusted gross profit (non-GAAP)	$317,636	22.0%	$407,011	25.4%

(a) Percentages may not foot due to rounding.

	Three Months Ended		Twelve Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Selling, general and administrative expenses (GAAP)	$95,988	$106,075	$356,064	$387,859
Consolidation of corporate headquarters	—	(1,597)	(110)	(3,538)
Severance charges associated with workforce reduction initiative and pension settlement	(839)	(2,633)	(1,632)	(2,633)
Store closures and other strategic initiatives	(508)	(1,422)	(1,672)	(1,606)
Adjusted selling, general and administrative expenses (non-GAAP)	$94,641	$100,423	$352,650	$380,082